EXHIBIT 23.1

       Consent of Independent Registered Public Accounting Firm
       --------------------------------------------------------

The Board of Directors
Financial Federal Corporation:


We consent to the incorporation by reference in the Registration Statement on Form S-8 ("Registration Statement") of Financial Federal Corporation of our reports dated September 27, 2006, with respect to the consolidated balance sheets of Financial Federal Corporation and subsidiaries ("Financial Federal") as of July 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended July 31, 2006, management's assessment of the effectiveness of internal control over financial reporting as of July 31, 2006, and the effectiveness of internal control over financial reporting as of July 31, 2006, which reports are included in the Annual Report on Form 10-K of Financial Federal for the year ended July 31, 2006.


/s/ KPMG LLP

New York, New York
December 12, 2006